Exhibit 99.1

Sugarmade Announces Analysis of BudCars’ Marketing Activities and Expenditures Ahead of Planned BudCars Expansion

MONROVIA, CA, November 5, 2020, (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD”, or the “Company”) today announced that in anticipation of the planned expansion of the BudCars cannabis delivery service into new territories, Sugarmade has undertaken an analysis of the efficacy of marketing spending relative to market size and population for the existing BudCars regional delivery footprint. Sugarmade believes this may provide some insight into performance benchmarks and expectations related to the anticipated expansion into the North San Francisco Bay Area and the Wine Country counties, followed by Los Angeles.

Sugarmade is an investor in BudCars and joint operator of BudCars’ first operating location in Sacramento, California. During early 2020, Sugarmade gained a 40% stake in BudCars and in the Sacramento delivery operations via the acquisition of a 40% stake in Indigo Dye Group (“Indigo”). Under the terms of Sugarmade’s agreement with Indigo, Sugarmade also acquired an option to purchase an additional 30% interest in Indigo, upon the closing of which would provide Sugarmade with a 70% controlling interest. This option has not yet been exercised, Sugarmade’s stake in Indigo remains at 40%, and there is no assurance that Sugarmade will exercise the option to acquire an additional 30% interest in Indigo. However, since late May 2020, Sugarmade has been actively involved in development of Indigo’s operations, with power to direct the activities and significantly impact Indigo’s economic performance.

BudCars’ current territory serves an area comprised of a total population of 2.6 million residents in Northern California, with 16,252 customers (representing 0.6% of the total population) using BudCars to date in 2020, spending a total of $3.4 million on BudCars’ cannabis deliveries this year, with an average per-customer spend of $213, and an average order size of $129 across over 29,000 separate orders. BudCars has invested more heavily in marketing to residents of Sacramento, where 1.29% of residents have been active as BudCars customers this year, accounting for over half of total BudCars sales.

BudCars’ expected expansion over the next two months is anticipated to open up a regional footprint that may include as many as 20 million new residents with access to BudCars’ cannabis delivery service.

“We are very confident in the ROI associated with spending on BudCars marketing in connection with BudCars’ expansion,” remarked Jimmy Chan, CEO of Sugarmade. “We have seen at least a six-to-one multiple in terms of sales relative to marketing expenditure overall, with more than twice the market share and total sales where investments have focused more on cultivating new customers. We believe this bodes well for the marketing approach as BudCars enters the North Bay and LA Metro markets.”

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™ and Budcars.com. For more information please reference www.Sugarmade.com. Sugarmade is an investor in BudCars and joint operator of BudCars’ first operating location in Sacramento, California. During early 2020, Sugarmade gained a 40% stake in BudCars and in the Sacramento delivery operations via the acquisition of a 40% stake in Indigo Dye Group (“Indigo”). Under the terms of Sugarmade’s agreement with Indigo, Sugarmade also acquired an option to purchase an additional 30% interest in Indigo, upon the closing of which would provide Sugarmade with a 70% controlling interest. As of the date hereof, this option has not yet been exercised, Sugarmade’s stake in Indigo remains at 40%, and there is no assurance that Sugarmade will exercise the option to acquire an additional 30% interest in Indigo. However, since late May 2020, Sugarmade has been actively involved in development of Indigo’s operations with power to direct the activities and significantly impact Indigo’s economic performance. Sugarmade also has obligations to absorb losses and right to receive benefits from Indigo. As such, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 810-10-25-38A through 25-38J, Indigo is considered a variable interest entity (VIE) of Sugarmade.

Forward-Looking Statements

This press release includes certain information that may constitute forward-looking statements. Forward-looking statements are typically identified by terminology such as “could,” “may,” "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about Sugarmade's beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although Sugarmade believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. Sugarmade cautions investors that any forward-looking statements it makes are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in Sugarmade’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. Sugarmade assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Public Relations:

Tiger Marketing & Branding Agency
info@TigerGMP.com

www.TigerGMP.com